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                                                                    Exhibit 99.1


NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION, PLEASE CONTACT:
JAMES J. PATTERSON,
SR. VP AND CFO
AT (847) 827-9494
E-MAIL: JPATTERSON@SCHAWK.COM


                SCHAWK, INC. ANNOUNCES REGULAR QUARTERLY DIVIDEND

         DES PLAINES, IL, (November 4, 2004) -- Schawk, Inc. -- (NYSE: SGK), one of North America's leading providers of digital imaging prepress services to the consumer products industry, today reported that the Board of Directors has declared a regular quarterly dividend of $0.0325 per share, payable on December 30, 2004, to Schawk, Inc. Class A common stockholders of record as of December 15, 2004. This will be the 110th consecutive dividend paid by Schawk, Inc. and its predecessor company.

         Schawk, Inc., headquartered in suburban Chicago, is a leading supplier of digitized high resolution color graphic services, brand consulting and design and an array of digitally based workflow solutions, all aimed at bringing enhanced value to its clients. Schawk provides these advanced services for the food, beverage, and consumer products packaging, point of sale, and advertising markets.

     FOR MORE INFORMATION ABOUT SCHAWK, VISIT OUR WEBSITE AT WWW.SCHAWK.COM.